U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 15, 2001

                             Relocate 411.Com, Inc.
             (Exact Name of registrant as specified in its Charter)

       Delaware                   0-25591                  11-3462369
(State of Incorporation)     Commission File No.         (IRS Employer
                                                       Identification No.)

One Penn Plaza, Suite 4429, New York NY                      10119
(Address of principal executive offices)                   (Zip Code)

                  Registrant's telephone number,(212)643-1600

                             Stateside Funding, Inc.
                           (Registrant's former name)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Pursuant to Item 304 of Regulation S-B the registrants states:

(a) (1) On March 13,2001, the Registrant changed accountants from Liebman Goldberg & Drogin LLP to Don Fuchs, CPA.

(i) The Company decided not to reappoint Liebman Goldberg & Drogin LLP as its independent accountant;

(ii) The financial statements reported on by Liebman Goldberg & Drogin LLP were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years;

(iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

(iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years.

(B) The Registrant has an outstanding debt to Liebman Goldberg & Drogin LLP;


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(C) Not applicable;

(D) Not applicable; and

(E) Not applicable.

(2) On March 13, 2001, the Registrant engaged Don Fuchs CPA, as its independent accountant.

(i) The Registrant did not consult with Don Fuchs, its new independent accountants, regarding any matter prior to its engagement; and

(ii) Not applicable.

(3) The Registrant has provided to Liebman Goldberg & Drogin LLP, its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Liebman Goldberg & Drogin LLP, addressed to the Commission, confirming the statements made by the Registrant in this Item 4.

(b) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          Relocate 411.Com, Inc.
Dated: March 15, 2000

                                                          By: /s/ Darrell Lerner
                                                          ----------------------
                                                                Darrell Lerner
                                                                Title: President